UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 3, 2024

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchanges on which registered
Common Stock, $.10 par value	AVD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b02 of the Securities Exchange Act of 1934 (§240.12b02 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of July 3, 2024, American Vanguard Corporation (the “Company” or “Registrant”) and Eric Wintemute, the Company’s Chairman and CEO, entered into a Transition Agreement, which set forth the terms and conditions of Mr. Wintemute’s retirement. In summary, that agreement provides as follows. Mr. Wintemute will continue to serve in his role as CEO until the earliest to occur of (i) the date that a new CEO commences employment, (ii) December 31, 2024, (iii) termination of his employment or (iv) his death (the “Retirement Date”). In addition, Mr. Wintemute will participate in the search for his successor, will continue to serve as Chairman of the Board until the 2025 Annual Meeting of Stockholders and, post-retirement, will serve as a consultant on a part-time basis.

The material terms of the Transition Agreement are summarized as follows. In connection with his retirement, in addition to accrued vacation, Mr. Wintemute will receive cash in the amount of two times the sum of his annual base salary plus his average bonus as measured over the past three years, which total sum is $2,298,461, to be paid over two years. He will also be entitled to receive incentive cash compensation, if any, for service in 2024 based upon the Company’s actual performance during fiscal year 2024 to be paid at the time such bonuses are otherwise paid to other active employees. He will also be entitled to receive the benefit of the Company’s group health insurance coverage for up to 24 months post-retirement with the Company paying the COBRA premium costs.

Further, for the period commencing upon the Retirement Date through the 2025 Annual Meeting of Stockholders, Mr. Wintemute will continue to serve as Chairman and voting member of the Company’s board of directors (for which he will be entitled to receive non-employee director compensation) and will provide advisory consulting services (up to 30 hours per month) for a flat monthly fee of $12,594. Upon the Retirement Date, Mr. Wintemute’s unvested equity awards (i.e., those made in 2022, 2023 and 2024) will be deemed to be accelerated and vested in an amount pro-rated to reflect the correspondence between the vesting schedule of such shares and the Retirement Date. In the case of performance-based shares, the number of shares to be pro-rated will be the target amount of each applicable grant. In addition, certain of Mr. Wintemute’s incentive equity awards received in lieu of cash incentive compensation will become fully vested. All of Mr. Wintemute’s vested and unexercised options will be deemed to be exercisable for the duration of their applicable exercise period.

The Transition Agreement also includes mutual releases of claims by both parties.

Item 8.01	Other Events

On July 8, 2024, American Vanguard Corporation issued a press release announcing that its CEO had declared his intention to retire pursuant to the terms set forth in a Transition Agreement. The complete text of that release is linked hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated July 8, 2024, of Registrant announcing CEO’s intention to retire.

Exhibit 99.2	Transition Agreement dated as of July 3, 2024, by and between Registrant and Eric G. Wintemute.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: July 9, 2024

	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Information Officer, General Counsel & Secretary